                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  November 8, 2007

                        CONSUMER PORTFOLIO SERVICES, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  0-51027                    33-0459135
         ----------                  ---------                  ----------
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 8, 2007, the registrant, Consumer Portfolio Services, Inc. ("CPS"), its wholly owned subsidiary Page Three Funding LLC ("Borrower") and Wells Fargo Bank, N.A., as trustee, amended the agreements governing an existing revolving warehouse credit facility. Under this facility, CPS sells eligible receivables to the Borrower, which in turn pledges the receivables as collateral for borrowings from Bear, Stearns & Co. Inc. ("Senior Lender"), represented by a variable funding note (the "Class A Note").

The material terms of the amendments are these: (i) the termination date of the facility, with respect to the Class A Note, is extended to November 6, 2008, and
(ii) the interest rate on the Class A Note is increased from 30-day LIBOR plus 2.00% per annum to 30-day LIBOR plus 2.50% per annum.

The Borrower has also issued Class B subordinated variable funding notes under this credit facility, the terms and conditions of which are unchanged by these amendments.

CPS disclaims any implication that the agreements so amended are other than agreements entered into in the ordinary course of CPS's business.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CONSUMER PORTFOLIO SERVICES, INC.

Dated: November 15, 2007   By: /s/ Robert E. Riedl
                               ---------------------------------------
                               Robert E. Riedl
                               Senior vice president and chief investment
                               officer